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                                                                EXHIBIT 10.15



                         MASTER FOUNTAIN SYRUP AGREEMENT

                                     Between

                                  PEPSICO, INC.

                                       and

                               PEPSIAMERICAS, INC.


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                         MASTER FOUNTAIN SYRUP AGREEMENT

     THIS AGREEMENT, (this "Agreement") effective as of October 15, 1999, is made and entered into by and between PEPSICO, INC., a corporation organized and existing under the laws of the State of North Carolina having its principal place of business in Purchase, New York (the "Company"), and PEPSIAMERICAS, INC., a corporation organized and existing under the laws of the state of Delaware having its principal place of business in Memphis, Tennessee (the "Bottler").

                              W I T N E S S E T H :


WHEREAS

A. The Company manufactures and sells the concentrates (the "Concentrates") for the manufacture of fountain beverage syrups (the "Fountain Syrups"). The Company authorizes others to manufacture the Fountain Syrups from the Concentrates and to distribute and sell the Fountain Syrups to certain customers for use in preparing the fountain soft drinks identified on Schedule A (as modified from time to time under paragraphs 18 and 19, the "Beverages"). The formulas for the Concentrates, Fountain Syrups and the Beverages constitute trade secrets owned by the Company;

B. The Company is the owner of the trademarks identified on Schedule B (together with such other trademarks as may be authorized by the Company from time to time for current use by the Bottler under this Agreement, the "Trademarks"), which, among other things, identify and distinguish the Fountain Syrups;

C. A significant business of the Bottler is the manufacture and distribution of the Fountain Syrups either pursuant to certain agreements previously entered into with the Company, (collectively, together with all amendments thereto, the "Existing Syrup Appointments"), or indirectly through one or more persons controlling, controlled by or under common control with the Bottler (the "Bottler Affiliates");

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D.   The  reputation of the Fountain  Syrups as being of  consistently  superior quality has been a major factor in stimulating and sustaining demand for the Fountain Syrups, and special technical skill and constant diligence on the part of the Bottler and the Company are required in order for the Fountain Syrups to maintain the excellence that consumers expect; and

E. Conditions affecting the production, sale and distribution of Fountain Syrups have changed since the Company and the Bottler, or its predecessors-in-interest, entered into the Existing Syrup Appointments, and as a consequence, the Company and the Bottler desire to amend the Existing Syrup Appointments, the terms of the Existing Syrup Appointments, as so amended, being replaced and restated in the form of this Agreement;

     NOW THEREFORE, for and in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Bottler agree as follows:

                                    ARTICLE I

                                The Authorization

1.

     (a)  The Company authorizes the Bottler,  and the Bottler  undertakes,  to:
          (i) manufacture and package the Fountain Syrups and (ii) distribute and sell the Fountain Syrups under the Trademarks in and throughout the Territories (as hereinafter defined) for Local Account Customers (as hereinafter defined) only. The Bottler may conduct any of the activities with respect to which it is authorized or appointed and satisfy any duty or obligation imposed upon it under this Agreement through its Bottler Affiliates provided that the Bottler shall remain responsible for all obligations imposed under this Agreement and for all of the conduct of its Bottler Affiliates.

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     (b)  The Company  appoints the Bottler as its sole and exclusive  purchaser of the Concentrates for the purpose of manufacturing and packaging the Fountain Syrups under the Trademarks for distribution and sale in the Territories to Local Account Customers.

     (c) (i) "Territories" means each of the territories identified Schedule C hereto subject to the possible elimination of Subterritories under paragraph 26 hereof and including any Territories added in accordance with paragraph 28 hereof.

          (ii) "Local Account Customers" means a single outlet, chain or multiple outlet operations and cup vending machine operators that have all of their outlets located within only one of the Territories.

          (iii) "National Account Customers" means chain or multiple outlet operations and cup vending machine operators that have outlets in (x) more than one of the Territories or (y) in at least one of the Territories and in one or more other PepsiCo licensed territories.

          (iv) "Program Customer" means any of the following (a) any National Account Customer that enters into an agreement with the Company's
          Fountain Beverage Division or National Sales Business Unit (or successors thereto) after the date hereof, (b) any National Account Customer listed on Schedule D annexed hereto and made a part hereof,
          (c) any existing National Account Customer, not otherwise designated as a Program Customer hereunder, if and when such National Account Customer converts from DSD (as defined below) to Commissary (as defined below) delivery, or (d) any National Account Customer, not otherwise designated as a Program Customer hereunder, that Bottler and Company agree should be deemed to be a Program Customer.

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          (v)  "Commissary"  means a distributor  of food or beverage or related items to restaurants, hotels, theatres, stadiums or any other entity serving food or beverages that do not receive beverage shipments to their outlets through DSD.

                                   ARTICLE II

              Reservation of Company's Rights; Agency Arrangements

2.

     (a) The Company reserves the right to (i) manufacture and package the Fountain Syrups and (ii) distribute and sell the Fountain Syrups under the Trademarks in and throughout the Territories for all National Account Customers. Notwithstanding the foregoing, if a National Account Customer elects to receive shipments of Fountain Syrup through direct store door delivery ("DSD") in one or more of the Territories, the Company shall appoint the Bottler, and upon appointment the Bottler hereby undertakes to serve, as the Company's exclusive agent in such Territories for the (i) manufacture and packaging of the Fountain Syrups and (ii) distribution of the Fountain Syrup under the Trademarks to such National Account Customer. In the event the National Account Customer elects to discontinue DSD of the Fountain Syrups at any time, or if the bottler refuses to serve as the Company's exclusive agent, the exclusive agency granted to the Bottler pursuant to this paragraph shall immediately terminate without any liability whatsoever to the Company in connection therewith. If a National Account Customer does not elect DSD, the Company may in its sole discretion appoint the Bottler as its non-exclusive agent for manufacturing and packaging Fountain Syrups for the Company's sale to National Account Customers.

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     (b)  The Company  authorizes the Bottler,  and the Bottler  undertakes,  to maintain and service the equipment used to dispense the Beverages located at the premises of all National Account Customers (unless the National Account Customer elects to handle its service requirements independently) in and throughout the Territories provided that the Bottler complies with all of the Company's requirements and service performance standards.

     (c) The Company and the Bottler agree that the rights and authorizations set forth in Article I and Article II paragraphs 2(a) and (b) are necessary to effectively promote the development and growth of the Fountain Syrup business in the Territories. In this regard the Company and the Bottler agree to certain fees and incentive payments as set forth in Schedules E-1 through E-6 hereto, as may be amended by the parties from time to time. The categories addressed by Schedules E-1 through E-6 are as follows: Bottler Delivery Remittance, Brand Development Fee, Equipment Service Standards and Fees, New Equipment Program, Production Fee, and Service Incentive.

                                  ARTICLE III

                             Obligations of Bottler

                    Relating to Trademarks and Other Matters

3. The Bottler acknowledges that the Company is the sole and exclusive owner of the Trademarks, and the Bottler agrees not to question or dispute the validity of the Trademarks or their exclusive ownership by the Company. By this Agreement, the Company extends to the Bottler only: (i) an exclusive license to use the Trademarks solely in connection with the manufacture, packaging and sale of the Fountain Syrups for distribution and sale to Local Account Customers in the Territories as set forth in Article I hereof; (ii) an exclusive license to use the Trademarks solely in connection with the manufacture, packaging and sale of the Fountain Syrups for distribution and sale to National Account Customers in the Territories who elect DSD, as set forth in paragraph 2(a) hereof; and (iii) a non-exclusive license to use the Trademarks solely in connection with the manufacture and packaging of the Fountain Syrups for distribution to National Account Customers in the Territories, who do not elect DSD, as set forth in subparagraph 2(a) hereof. Nothing herein, nor any act or failure to act by the Bottler or the Company, shall give the Bottler any proprietary or ownership interest of any kind in the Trademarks or in the goodwill associated therewith.

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4.   The Bottler agrees during the term of this Agreement and in accordance with any requirements imposed upon the Bottler under applicable laws:

     (a) Not to manufacture, package, sell, deal in or otherwise use or handle, directly or indirectly, any "Cola Product" (herein defined to mean any soft drink beverage or syrup which is generally marketed as a cola product or which is generally perceived as being a cola product) other than a soft drink or syrup manufactured, packaged, distributed or sold by the Bottler under authority of the Company;

     (b) Not to manufacture, package, sell, deal in or otherwise use or handle, directly or indirectly, any concentrate, beverage base, syrup, beverage or any other product which is likely to be confused with, or passed off for, any of the Concentrates, Fountain Syrups or Beverages;

     (c) Not to manufacture, package, sell, deal in or otherwise use or handle, directly or indirectly, any product or syrup under any trademark or other designation that is an imitation, counterfeit, copy or infringement of, or confusingly similar to, any of the Trademarks; and

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     (d)  Not to acquire or hold, directly or indirectly, any ownership interest in, or, directly or indirectly, enter into any contract or arrangement with respect to, the management or control of, any person within or without the Territories that engages in any of the activities prohibited by subparagraphs (a), (b), (c) or (d) of this paragraph 4.

                                   ARTICLE IV

                       Obligations of Bottler Relating to

                Manufacture and Packaging of the Fountain Syrups

5.

     (a) The Bottler represents and warrants that the Bottler possesses, or will possess, in the Territories, prior to the manufacture, packaging and distribution of the Fountain Syrups, and will maintain during the term of this Agreement, such plant or plants, machinery and equipment, trained staff, and distribution and fountain vending facilities as are capable of manufacturing, packaging and distributing the Fountain Syrups in accordance with this Agreement, in compliance with all applicable governmental and administrative requirements, and in sufficient quantities to fully meet the demand for the Fountain Syrups in the Territories.

     (b) The Company and the Bottler acknowledge that each is or may become a party to one or more agreements authorizing a bottler or other Company-authorized entity to produce Fountain Syrups for sale by another bottler. Such agreements include, but are not limited to (i) agreements permitting bottlers, subject to certain conditions, to commence or continue to manufacture the Fountain Syrups for other bottlers, and (ii) agreements pursuant to which bottlers may have the Fountain Syrups manufactured for them by other Company-authorized entities. It is hereby agreed that the Company shall not unreasonably withhold (i) any consents required by such agreements, or (ii)
          approval of Bottler's participation in such agreements. All such existing agreements shall remain in full force and effect in accordance with their terms.

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6.   The  Bottler  recognizes  that  increases  in the demand  for the  Fountain
     Syrups, as well as changes in the packaging used for the Fountain Syrups, may, from time to time, require adaptation of its existing manufacturing,
     packaging   or  delivery   equipment   or  the   purchase   of   additional
     manufacturing, packaging and delivery equipment. The Bottler agrees to make such modifications and adaptations as necessary and to purchase and install such equipment, in time to permit the introduction and manufacture, packaging and delivery of sufficient quantities of the Fountain Syrups, to fully meet the demand for the Fountain Syrups in the Territories.

7. The Bottler warrants that the handling and storage of the Concentrates and the manufacture, handling, storage, and packaging of the Fountain Syrups shall be accomplished in accordance with the Company's quality control and sanitation standards, as reasonably established by the Company and communicated to the Bottler from time to time, and shall, in any event, conform with all food, labeling, health, packaging and other relevant laws and regulations applicable in the Territories.

8. The Bottler, in accordance with such instructions as may be given from time to time by the Company, shall submit to the Company, at the Bottler's expense, samples of the Fountain Syrups and the raw materials used in the manufacture of the Fountain Syrups. The Bottler shall permit representatives of the Company to have access to the premises of the Bottler during ordinary business hours to inspect the plant, equipment, and methods used by the Bottler in order to ascertain whether the Bottler is complying with the instructions and standards prescribed for the manufacturing, handling, storage and packaging of the Fountain Syrups.

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9.

     (a) For the packaging, distribution and sale of the Fountain Syrups, the Bottler shall use only such packaging and labels as shall be authorized from time to time by the Company for the Bottler and shall purchase such items only from manufacturers approved by the Company, which approval shall not be unreasonably withheld. Such approval by the Company does not relieve the Bottler of the bottler's independent responsibility to assure that the packaging and labels purchased by the Bottler are suitable for the purpose intended, and in accordance with the good reputation and image of excellence of the Trademarks and Beverages.

     (b) The Bottler shall maintain at all times a stock of packages, labels, and other essential related materials bearing the Trademarks, sufficient to fully meet the demand for Fountain Syrups in the Territories, and the Bottler shall not use or permit the use of any packages, labels or other materials, if they bear the Trademarks or contain any Fountain Syrups, for any purpose other than the packaging and distribution of the Fountain Syrups. The Bottler further agrees not to refill or otherwise reuse nonreturnable containers.

10. If the Company determines the existence of quality or technical difficulties with any Fountain Syrup, or any package used for the Fountain Syrup, the Company shall have the right, immediately and at its sole option, to withdraw the Fountain Syrup or any such package from the market. The Company shall notify the Bottler in writing of such withdrawal, and the Bottler shall, upon receipt of notice, immediately cease distribution of the Fountain Syrup or such package therefor. If so directed by the Company, the Bottler shall recall and reacquire the Fountain Syrup or package involved from any purchaser thereof. If any recall of any product or any of the packages used therefor is caused by (i) quality or technical defects in the Concentrate, or other materials prepared by the Company from which the Fountain Syrup involved was prepared by the Bottler, or (ii) quality or technical defects in the Company's designs and design specifications of packages which it has imposed on the Bottler or the Bottler's third party suppliers if such designs and specifications were negligently established by the Company (and specifically excluding designs and specifications of other parties and the failure of other parties to manufacture packages in strict conformity with the designs and specifications of the Company), the Company shall reimburse the Bottler for the Bottler's total expenses incident to such recall. Conversely, if any recall is caused by the Bottler's failure to comply with instructions, quality control procedures or specifications for the preparation, packaging and distribution of the Fountain Syrup involved, the Bottler shall bear its total expenses of such recall and reimburse the Company for the Company's total expenses incident to such recall.

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                                    ARTICLE V

                         Conditions of Purchase and Sale

11. The Company reserves the right to establish and to revise at any time, in its sole discretion, the price of any of the Concentrates, the terms of payment, and the other terms and conditions of supply, any such revision to be effective immediately upon notice to the Bottler. If Bottler rejects a change in price or the other terms and conditions contained in any such notice, then the Bottler shall so notify the Company within thirty (30) days of receipt of the Company's notice, and this Agreement will terminate ninety (90) days after the date of such notification by the Bottler, without further liability of the Company or the Bottler. The change in price or other terms and conditions so rejected by the Bottler shall not apply to purchases of such Concentrate by the Bottler during such ninety
     (90) day period preceding termination. Failure by the Bottler to notify the Company of its rejection of the changes in price or such other terms and conditions shall be deemed acceptance thereof by the Bottler.

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12.  The Bottler  shall  purchase  from the Company only such  quantities of the
     Concentrates as shall be necessary and sufficient to carry out the Bottler's obligations under this Agreement. The Bottler shall use the Concentrates exclusively for its manufacture of the Fountain Syrups. The Bottler shall not sell or otherwise transfer any Concentrate or permit the same to get into the hands of third parties.

13.

     (a) The Bottler agrees not to distribute or sell any Fountain Syrups outside the Territories. The Bottler shall not distribute or sell any Fountain Syrups to any person (other than another Bottler pursuant to subparagraph 5(b) and other than as a delivery agent for the Company to National Account Customers outside of the Territories which elect to receive Fountain Syrup through distribution methods other than direct store delivery as provided in subparagraph 2(a) hereof) for ultimate sale outside the Territories. If any Fountain Syrup distributed by the Bottler is found outside of the Territories in violation of this paragraph 13, Bottler shall be deemed to have transshipped such Fountain Syrup and shall be deemed to be a "Transshipping Bottler" for purposes hereof. For purposes of this Agreement, "Offended Bottler" shall mean a Bottler in any Territories into which any Fountain Syrup is transshipped.

     (b) In addition to all other remedies the Company may have against any Transshipping Bottler for violation of this paragraph 13, the Company may impose upon any Transshipping Bottler a charge for each gallon of Fountain Syrup transshipped by such Bottler. The per-gallon amount of such charge shall be determined by the Company in its sole discretion. The Company and the Bottler agree that the amount of such charge shall be deemed to reflect the damages to the Company, the Offended Bottler and the bottling system. In addition, the Company may directly charge the Transshipping Bottler the full amount of all investigative and other costs incurred by the Company in connection with the transshipment and such Transshipping Bottler shall be obligated to pay such amount. The Company shall forward to the Offended Bottler, upon receipt from the Transshipping Bottler, the full amount of the per gallon charge so received (but not including investigative and other costs charged to the Transshipping Bottler by the Company). If the Company or its agent recalls any Beverage which has been transshipped, the Transshipping Bottler shall, in addition to any other obligation it may have hereunder, reimburse the Company for its costs of purchasing, transporting, and/or destroying such Beverage.

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                                   ARTICLE VI

                           Obligations of the Bottler

                   Relating to the Marketing of the Beverages

                         Financial Capacity and Planning

14. The continuing responsibility to increase and fully meet the demand for the Fountain Syrups within the Territories rests upon the Bottler. The Bottler agrees to use all approved means as may be reasonably necessary to meet this responsibility.

15.

     (a) The Bottler will push vigorously the sale of the Fountain Syrups throughout all of the Territories. Without in any way limiting the Bottler's obligation under this Paragraph 15, the Bottler must (i) fully meet and increase the demand for the Fountain Syrups throughout the Territories and secure full distribution up to the maximum sales potential therein through all channels or outlets available to fountain beverages, using any and all equipment reasonably necessary to secure such distribution; (ii) service all accounts with frequency adequate to keep them at all times fully supplied with the Fountain Syrups and (iii) keep the fountain dispensing equipment located at such channels and outlets in good working order in accordance with requirements and performance standards established by the Company.

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     (b)  The  parties  agree  that to fully  meet and  increase  demand for the
          Fountain Syrups advertising and other forms of marketing activities are required. Therefore, the Bottler will spend such funds in advertising and marketing the Fountain Syrups as may be reasonably required to increase, as well as maintain, demand for the Fountain Syrups in the Territories. The Bottler shall fully cooperate in and vigorously push all cooperative advertising and sales promotion programs and campaigns that may be reasonably established by the Company for the Territories. The Bottler will use and publish only such advertising, promotional materials or other items bearing the Trademarks relating to the Fountain Syrups as the Company has approved and authorized. The expenditures required by this Article VI shall be made by the Bottler. The Company may, in its sole discretion, contribute to such expenditures. The Company may also undertake, at its expense, independently of the Bottler's marketing programs, any advertising or promotional activity that the Company deems appropriate to conduct in the Territories, but this shall in no way affect the responsibility of the Bottler for increasing the demand for the Fountain Syrups.

     (c) The obligations set forth in Paragraphs 14, 15(a)(i) and 15(b) above shall be modified as follows. In the case of Program Customers only, the Bottler and the Company agree that such obligations shall be joint obligations of both the Bottler and the Company.

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16.  The Bottler and all Bottler  Affiliates  shall  maintain  the  consolidated financial capacity reasonably necessary to assure that the Bottler and all Bottler Affiliates directly or indirectly controlled by the Bottler will be financially able to perform their respective duties and obligations under this Agreement and under all other agreements between the Company and Bottler Affiliates regarding the manufacture, packaging, distribution and sale of the Fountain Syrups.

17.

     (a) The Company and the Bottler have agreed upon a business plan for the first three years of the term of this Agreement. Since periodic planning is essential for the proper implementation of this Agreement, the Bottler and the Company shall meet each year at such date as the parties may set (but no later than ninety (90) days prior to the commencement of any calendar year during the term of this Agreement beginning with the commencement of the calendar year closest to the anniversary date of this Agreement), to discuss the Bottler's plans for the ensuing three (3) year period. At such meeting, the Bottler shall present a plan that sets out in reasonable detail satisfactory to the Company: (i) the marketing plans, management plans and advertising plans of the Bottler with respect to the Fountain Syrups for the ensuing year, including a financial plan showing that the Bottler and all Bottler Affiliates have the consolidated financial capacity to perform their respective duties and obligations under this Agreement, and (ii) the projected sales and capital expenditures for the two years immediately following such year. The Company and the Bottler shall discuss this plan and this plan, upon approval by the Company, which shall not be unreasonably withheld, shall define the Bottler's obligation herein to maintain such consolidated financial capacity and to increase and fully meet the demand for the Fountain Syrups in the Territories for the period of time covered by the plan.

     (b) The Bottler shall report to the Company periodically, but not less than quarterly, as to its implementation of the approved plan; it is understood, however, that the Bottler shall report sales on a regular basis as requested by the Company and in such format and detail, and containing such information as may be reasonably requested by the Company. The failure by the Bottler to carry out the plan, or if the plan is not presented or is not approved, will constitute a primary consideration for determining whether the Bottler has fulfilled its obligation to maintain the consolidated financial capacity required under paragraph 16 to push vigorously the sale of the Fountain Syrups throughout the Territories and to increase and fully meet the demand for the Fountain Syrups in the Territories as set forth in Paragraphs 14 and 15 hereof. If the Bottler carries out the plan in all material respects, it shall be deemed to have satisfied the obligations of the Bottler under Paragraphs 14, 15 and 16 for the period of time covered by the plan.

                                   ARTICLE VII

                 Reformulation, New Products and Related Matters

18. The Company has the sole and exclusive right and discretion to reformulate any of the Fountain Syrups. In addition, the Company has the sole and exclusive right and discretion to discontinue any of the Fountain Syrups under this Agreement, provided such Fountain Syrups are discontinued on a national basis. In the event that the Company discontinues any Fountain Syrup, Schedule A to this Agreement shall be deemed amended by deleting the discontinued Fountain Syrups from the list of Fountain Syrups set forth on Schedule A.

19. In the event that the Company introduces any new Fountain Syrup in the Territories under the trademarks "Pepsi-Cola" or "Pepsi" or any modification thereof (herein defined to mean the addition of a prefix, suffix or other modifier used in conjunction with the trademarks "Pepsi-Cola" or "Pepsi"), the Bottler shall be obligated to manufacture, package, distribute and sell such new Fountain Syrup in the Territories pursuant to the terms and conditions of this Agreement, and Schedule A to this Agreement shall be deemed amended by adding such new Fountain Syrup to the list of beverages set forth on Schedule A.

20. The Company has the unrestricted right to use the Trademarks on the Fountain Syrups and on all other products and merchandise other than the Fountain Syrups in the Territories.

                                  ARTICLE VIII

                      Term and Termination of the Agreement

21.

     (a) The term of this Agreement shall commence on the effective date hereof and, unless earlier terminated in accordance with its provisions, will end on the fifth anniversary of the effective date hereof (the
          "Initial Term"). The Initial Term thereafter shall be extended automatically for additional periods of five (5) years (each a "Renewal Term"). Notwithstanding the foregoing, the Company may terminate this Agreement without cause at any time during any Renewal Term upon twenty-four (24) months notice.

     (b) Upon termination of this Agreement in accordance with subparagraph 21(a) hereof and completion of the valuation process referred to in subparagraph 21(c) below, the Company shall make a payment to the Bottler in an amount equal to the fair market value of the business conducted by the Bottler pursuant to the rights and authorizations set forth in Articles I and II hereof, referred to collectively as the "Bottler's Fountain Business".

     (c) In the event that the Company must compensate the Bottler under the circumstance described in Paragraph 21(b) hereof, the procedures set forth on Schedule F shall apply.

22. The obligation to supply Concentrates to the Bottler and the Bottler's obligation to purchase Concentrates from the Company and to manufacture, package, distribute and sell the Fountain Syrups under this Agreement shall be suspended during any period when any of the following conditions exist:

     (a) There shall occur a change in the law or regulation (including, without limitation, any government permission or authorization regarding customs, health or manufacturing) in such a manner as to render unlawful or commercially impracticable:

          (i) the importation of Concentrate or any of its essential ingredients, which cannot be produced in quantities sufficient to satisfy the demand therefor by existing Company facilities in the United States; or

          (ii) the manufacture and distribution of the Concentrates or Fountain Syrups; or

     (b) There shall occur any inability or commercial impracticability of either of the parties to perform resulting from an act of God, or "force majeure," public enemies, boycott, quarantine, riot, strike, or insurrection, or due to a declared or undeclared war, belligerency or embargo, sanctions, blacklisting, or other hazard or danger incident to the same, or resulting from any other cause whatsoever beyond its control.

         If any of the conditions described in this paragraph 22 persists so that either party's obligation to perform is suspended in any substantial respect for a period of six (6) months or more, the other party may terminate this Agreement forthwith, upon notice to the party whose obligation to perform is suspended.

23.

     (a) The Company may terminate this Agreement in the event of the occurrence of any of the following events of default:

          (i) If the Bottler or Bottler Subsidiary becomes insolvent; if a petition in bankruptcy is filed against or on behalf of the Bottler or Bottler Subsidiary which is not stayed or dismissed within sixty (60) days; if the Bottler or Bottler Subsidiary is put in liquidation or placed under sequester; if a receiver is appointed to manage the business of the Bottler or Bottler Subsidiary; or if the Bottler or Bottler Subsidiary enters into any judicial or voluntary arrangement or composition with its creditors, or concludes any similar arrangements with them or makes an assignment for the benefit of creditors;

          (ii) If the Bottler or Bottler Subsidiary adopts a plan of dissolution or liquidation;

          (iii)If any person or any Affiliated Group, other than any person or any Affiliated Group acting with the consent of the Company, acquires, or obtains any contract, option, conversion privilege or other right to acquire, directly or indirectly, Beneficial Ownership of more than fifteen percent (15%) of any class or series of voting securities of the Bottler and if such person or Affiliated Group does not divest itself of Beneficial Ownership of such voting securities or otherwise terminate any such contract, option, conversion privilege or other right to a level equal to or below fifteen percent (15%) within thirty (30) days after the Company notifies the Bottler that the failure of such person or Affiliated Group to thus divest or terminate may result in termination of this Agreement;

          (iv) If any Disposition is made without the consent of the Company by Bottler or by any Bottler Subsidiary of any voting securities of any Bottler Subsidiary;

          (v) If the Master Bottling Agreement between the Company and the Bottler or any person that controls, directly or indirectly, the Bottler is terminated, unless the Company agrees in writing that this subparagraph 23(a)(v) will not be applied by the Company to such termination;

          (vi) If the Bottler or any person in which the Bottler has Beneficial Ownership of any equity or voting securities, or in which the Bottler has a right or control of management, or which controls or is under common control with the Bottler, should engage directly or indirectly in the manufacture, distribution or marketing of any product specified in subparagraphs (a), (b), (c) or (d) of paragraph 4 above, or should obtain a right or license to do the same, and if the Company has given the Bottler notice that such condition exists and that the Company will terminate this Agreement within six (6) months if such condition is not eliminated, and if such condition has not been eliminated within the six (6) month period.

          (vii)If all or substantially all of the Bottler's or Bottler Subsidiary's bottling assets are sold, transferred or otherwise disposed of (including any transfer by operation of law) other than sales, transfers or other dispositions of Assets by the Bottler or one or more Bottler Subsidiary to one or more wholly owned Bottler Subsidiary.

     (b)  The Bottler covenants and agrees with the Company:

          (i) to notify the Company promptly in the event of or upon obtaining knowledge of any third party action which may or will result in any change in ownership described in Section 23(a)(iii) above; and

          (ii) to make available from time to time and at the request of the Company complete records of current ownership of the Bottler and full information concerning any entities or parties by whom it is controlled directly or indirectly or which it controls.

     (c)  For the purposes of this Agreement:

          (i) "Affiliated Group" shall mean two or more persons acting as a partnership, limited partnership, syndicate or other group, or who agrees to act together, for the purpose of acquiring, holding, voting or making any Disposition of any voting securities of the Bottler; provided further that the Affiliated Group formed thereby shall be deemed to have acquired Beneficial Ownership of all voting securities of the Bottler beneficially owned by any such persons.

          (ii) "Beneficial Ownership" shall mean (i) voting power which includes the power to vote, or to direct the voting of, any securities, or
               (ii) investment power which includes the power to dispose, or to direct the Disposition of, any securities; provided further
               Beneficial Ownership shall include any such voting power or investment power which any person has or shares, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise; provided, however, that the following persons shall not be deemed to have acquired Beneficial Ownership under the circumstances described: (a) a person engaged in business as an underwriter of securities who acquires securities through his participation in good faith in a firm commitment underwriting registered under the Securities Act of 1933 shall not be deemed to be the Beneficial Owner of such securities until such time as such underwriter completes his participation in the underwriting and shall not thereupon or thereafter be deemed to be the Beneficial Owner of the securities acquired by other members of any underwriting syndicate or selected dealers in connection with such underwriting solely by reason of customary underwriting or selected dealer arrangements; (b) a member of a national securities exchange shall not be deemed to be a Beneficial Owner of securities held directly or indirectly by it on behalf of another person solely because such member is the record holder of such securities and, pursuant to the rules of such exchange, may direct the vote of such securities, without instruction, on other than contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted, but is otherwise precluded by the rules of such exchange from voting without instruction; and (c) the holder of a proxy solicited by the Board of Directors of the Bottler for the voting of securities of the Bottler at any annual or special meeting and any adjournment or adjournments thereof of the stockholders of the Bottler shall not be deemed to be a Beneficial Owner of the securities that are the subject of the proxy solely for such reason.

          (iii)"Bottler Subsidiary" shall mean any person that is controlled directly or indirectly by the Bottler, and either participates in the manufacture, packaging, distribution or sale of the Beverages in "authorized containers" or has a direct or indirect equity interest in another Bottler Subsidiary that does so participate;

          (iv) "Disposition" shall mean any sale, merger, issuance of securities, or other transaction in which, or as a result of which, any person other than Bottler or a wholly owned subsidiary of Bottler, acquires, or obtains any contract, option, conversion privilege or other right to acquire Beneficial Ownership of any securities.

     (d) Upon the occurrence of any of the events of default specified in subparagraph 23(a), the Company may terminate this Agreement by giving the Bottler notice to that effect, effective immediately.

24.

     (a) In addition to the events of a default described in paragraph 23, the Company may also terminate this Agreement, subject to the limitations of subparagraph 24(b), in the event of the occurrence of any of the following events of default:

          (i) If the Bottler fails to make timely payment for Concentrate or of any other debt owing to the Company;

          (ii) If the condition of the plant or equipment used by the Bottler in manufacturing, packaging or distributing the Fountain Syrups fails to meet the sanitary standards reasonably established by the Company;

          (iii)If the Fountain Syrups manufactured by the Bottler fail to meet the quality control standards reasonably established by the Company;

          (iv) If the Fountain Syrups are not manufactured in strict  conformity
               with  such  standards  and   instructions   as  the  Company  may
               reasonably establish;

          (v) If the Bottler fails to present or carry out a plan approved under paragraph 17 in all material respects; or

          (vi) If the Bottler materially breaches any of the Bottler's other obligations under this Agreement.

          The standards and instructions of the Company comprise privately published information concerning the manufacture, handling and storage of the Fountain Syrups under good manufacturing practices, as well as technical instructions, bulletins and other communications issued or amended from time to time by the Company.

     (b) Upon the occurrence of any of the foregoing events of default, the Company shall, as a condition to termination of this Agreement under this paragraph 24, give the Bottler notice thereof. The Bottler shall then have a period of sixty (60) days within which to cure the default, including, at the instruction of the Company and at the Bottler's expense, by the prompt withdrawal from the market and destruction of any Fountain Syrup that fails to meet the quality control standards of the Company or any Beverage that is not manufactured in accordance with the instructions of the Company. If such default has not been cured within such period, then the Company may, by giving the Bottler further notice to such effect, suspend sales to the Bottler of Concentrates and require the Bottler to cease production of the Fountain Syrups and the packaging and distribution of Beverages in Authorized Containers. During such second period of sixty (60) days, the Company also may supply, or cause or permit others to supply, the Beverages in Authorized Containers under the Trademarks in the Territories. If such default has not been cured during such second period of sixty (60) days, then the Company may terminate this Agreement, by giving the Bottler notice to such effect, effective immediately.

25.  Upon the termination of this Agreement:

     (a) The Bottler shall forthwith take such action as necessary to eliminate the trademark "Pepsi-Cola" from its corporate name;

     (b) Any other agreement between the Company and the Bottler regarding the manufacture, packaging, distribution, sale or promotion of Fountain Syrups may, at the election of the Company, be automatically terminated and thereby become of no further force or effect.

     (c) The Bottler shall not thereafter continue to manufacture, package, distribute or sell any of the Fountain Syrups or to make any use of the Trademarks or any packaging, labels or advertising material bearing the Trademarks;

     (d) The Bottler shall forthwith remove and efface all reference to the Company, the Fountain Syrups and the Trademarks from the business premises and equipment of the Bottler and from all business papers and advertising used or maintained by the Bottler; and it shall not thereafter hold forth in any manner whatsoever that it has any connection with the Company or the Beverages; and,

     (e) The Bottler shall forthwith deliver all Concentrate, Fountain Syrup, usable returnable or any nonreturnable containers, packaging, labels, and advertising material bearing the Trademarks, still in the Bottler's possession or under the Bottler's control, to the Company or the Company's nominee, as instructed, and, upon receipt, the Company shall pay to the Bottler a sum equal to the reasonable market value of such supplies or materials. The Company will accept and pay for only such articles as are, in the opinion of the Company, in first-class and usable condition, and all other such articles shall be destroyed at the Bottler's expense. Containers and advertising material and all other items bearing the name of the Bottler, in addition to the Trademarks, that have not been purchased by the Company shall be destroyed without cost to the Company, or otherwise disposed of in accordance with instructions given by the Company, unless the Bottler can remove or obliterate the Trademarks therefrom to the satisfaction of the Company. The provisions for repurchase contained in subparagraph 25(e) shall apply upon termination by either party under paragraph 22; and upon termination by the Bottler under subparagraph
          11. In all other cases, the Company shall have the right, but not the obligation, to purchase the aforementioned items from the Bottler.

26.

     (a) Subject to the limitations set forth in subparagraph 26(b), in the event that the Bottler at any time fails to carry out a plan approved under paragraph 17 in all material respects in any segment of the Territories, whether defined geographically or by type of market or outlet, which segment shall be defined by the Company (hereinafter a "Subterritory"), the Company may reduce the Territories covered by this Agreement, and thereby restrict the Bottler's authorization hereunder to the remainder of the Territories, by eliminating the Subterritory from the Territories covered by this Agreement.

     (b) In the event of such failure, the Company may eliminate the Subterritory from the Territories covered by this Agreement by giving the Bottler notice to that effect, which notice shall define the Subterritory or Subterritories to which the notice applies. The Bottler shall then have a period of six (6) months within which to cure such failure. If the Bottler has not cured such failure in such six (6) month period, the Company may eliminate such Subterritory or Subterritories from the Territories by giving the Bottler further notice to that effect, effective immediately.

     (c)  Upon elimination of any Subterritory from the Territories:

          (i)  Schedule  C  to  this  Agreement   shall  be  deemed  amended  by
               eliminating such Subterritory from the Territories;

          (ii) The Company may manufacture, package, distribute and sell the Fountain Syrups under the Trademarks in such Subterritory, or authorize others to do so;

          (iii)Any other agreement between the Bottler and the Company regarding the manufacture, packaging, distribution or sale of Fountain Syrups in such Subterritory may, at the election of the Company, be automatically terminated and thereby become of no further force or effect in such Subterritory;

          (iv) The Bottler shall not thereafter continue to manufacture, package, distribute or sell any of the Fountain Syrups in such Subterritory, or to make any use of the Trademarks, packaging, labels or advertising material bearing the Trademarks in connection with the sale or distribution of the Fountain Syrups in such Subterritory; and

          (v) The Bottler shall not thereafter hold forth in such Subterritory in any manner whatsoever that it has any connection with the Fountain Syrups.

                                   ARTICLE IX

                     Transferability/Additional Territories

27. The Bottler hereby acknowledges the personal nature of the Bottler's obligations under this Agreement with respect to the performance standards applicable to the Bottler, the dependence of the Trademarks on proper quality control, the level of marketing effort required of the Bottler to increase demand for the Fountain Syrups, and the confidentiality required for protection of the Company's trade secrets and confidential information. In recognition of the personal nature of these and other obligations of the Bottler under this Agreement, the Bottler may not assign, transfer or pledge this Agreement or any interest therein, in whole or in part, whether voluntarily, involuntarily, or by operation of law (including, but not limited to, by merger or liquidation), or delegate any material element of the Bottler's performance thereof, or sublicense its rights hereunder, in whole or in part, to any third party or parties, without the prior consent of the Company. Any attempt to take such action without such consent shall be void and shall be deemed to be a material breach of this Agreement.

28.

     (a) The Bottler hereby agrees that it will not acquire or attempt to acquire, directly or indirectly, without the prior written consent of the Company, the right to manufacture and sell any of the Fountain Syrups or any equity or economic interest in any entity having such rights in any territory located outside the Specified Area (the term "Specified Area" shall have the meaning as set forth in the Master Bottling Agreement between the parties hereto). Any acquisition of such rights by the Bottler within the Specified Area shall be subject to the approval of the Company, which approval shall not be withheld if (i) the Bottler has successfully negotiated the acquisition of such rights for any such territories with the holder thereof and (ii) in the reasonable judgment of the Company, the Bottler has satisfactorily performed its obligations under this Agreement.

     (b) In the event that the Bottler acquires the right to manufacture and sell any of the Fountain Syrups in any territories in the United States outside of the Territories, such additional territories shall automatically be deemed to be included within the Territories covered by this Agreement for all purposes, except as set forth below. Any separate agreement that may exist concerning such additional territories shall be ipso facto amended to conform to the terms of this Agreement, except as set forth below. In addition, if the Bottler acquires control, directly or indirectly, of any person which is a party, or which controls directly or indirectly a party, to an agreement whereby such party has the right to manufacture and sell any of the Fountain Syrups in any territory in the United States, the Bottler shall cause such party to amend such agreement, effective as of the date of acquisition of control of such party, to conform to the terms of this Agreement with respect to all such territory in the United States, except as set forth below. Notwithstanding the foregoing, in the event the Bottler makes any such acquisition after the date hereof, the Bottler's right to receive the Brand Development Fee and the Bottler Delivery Remittance applicable to such acquired territories shall continue to be governed by the agreement that existed between the Company and the former bottler on the date of acquisition, provided however that (i) such agreement shall be deemed to expire five years from the date such territory was acquired after which date this Agreement shall become applicable as if it were in effect from the date of the acquisition and (ii) such agreement shall only be applicable to those National Account Customers under contract with the former bottler or the Company on the date of the acquisition.

                                    ARTICLE X

                                   Litigation

29.

     (a) The Company reserves the right to institute any civil, administrative or criminal proceeding or action, and generally to take or seek any available legal remedy it deems desirable, for the protection of its good reputation and industrial property rights (including, but not limited to, the Trademarks), as well as for the protection of the Concentrates and the Fountain Syrups, and the formulas therefor, and to defend any action affecting these matters. At the request of the Company, the Bottler will render reasonable assistance in any such action. The Bottler may not claim any right against the Company as a result of such action or for any failure to take such action. The Bottler shall promptly notify the Company of any litigation or proceeding instituted or threatened affecting these matters. The Bottler shall not institute any legal or administrative proceeding against any third party which may affect the interests of the Company in connection with this Agreement without the Company's prior consent.

     (b) The Company has the sole and exclusive right and responsibility to prosecute and defend all suits relating to the Trademarks. The Company may prosecute or defend any suit relating to the Trademarks in the name of the Bottler whenever an issue in such suit involves the Territories and therefore it is appropriate to act in the Bottler's name, or may proceed alone in the name of the Company, provided that the Company shall take no action in the Bottler's name which the Company knows or should know will materially prejudice or impair the rights or interests of the Bottler under this Agreement.

     (c) The Bottler recognizes the importance and benefit to itself and all other licensed manufacturers and distributors of the Fountain Syrups of protecting the interest of the Company in the Fountain Syrups and the goodwill associated with the trademarks. Therefore, the Bottler agrees to consult with the Company on all products liability claims or lawsuits brought against the Bottler in connection with the Fountain Syrups and to take such action with respect to the defense of any such claim or lawsuit as the Company may reasonably request in order to protect the interest of the company in the Fountain Syrups and goodwill associated with the Trademarks. Further, the Bottler shall supervise, control and direct the defense of all such products
          liability   claims  and   lawsuits   brought   against   them  whether
          individually or jointly, provided, however, that the Bottler and the Company expressly reserve all rights of contribution and indemnity as prescribed by law.

                                   ARTICLE XI

                               Automatic Amendment

30. In the event that bottlers which purchased for their own account eighty percent (80%) or more of all of the Concentrate for Fountain Syrups purchased for the account of all bottlers who are parties to agreements with the Company containing substantially the same terms as this Agreement, agree with the Company to any different provisions to be included in this Agreement, then the Bottler hereby agrees to include an amendment containing such different provisions in this Agreement. The gallons of Concentrate purchased by such bottlers shall be determined based on the most recently-ended calendar year prior to the date such amendment was first offered to bottlers. Such gallons of Concentrate purchased shall include purchases which were concluded in any bottler's territory through Commissary delivery or otherwise to National Account Customers.

                                   ARTICLE XII

                                     General

31. For purposes of this Agreement, the following terms shall have the meanings set forth below:

     (a) "person" means an individual, a corporation, a partnership, a limited partnership, an association, a joint-stock company, a trust, any unincorporated organization, or a government or political subdivision thereof.

     (b) "control" (including terms "controlling", "controlled by" and "under common control with") means: (i) Beneficial Ownership of a majority of any class or series of voting securities of a person; or (ii) the power or authority, directly or indirectly, to elect or designate a majority of the members of the board of directors, or other governing body of a person.

32. The Company hereby reserves for its exclusive benefit all rights of the Company not expressly granted to the Bottler under the terms of this Agreement.

33.

     (a) Without relieving the Bottler of any of its responsibilities under this Agreement, the Company, from time to time during the term of this Agreement, at its option and either free of charge or on such terms and conditions as the Company may propose, may offer technology to the Bottler which the Company possesses, develops or acquires (and is free to furnish to third parties without obligation) relating to the design, installation, operation and maintenance of the plant and equipment appropriate for the maintenance of product quality, sanitation and safety as well as for the efficient manufacture and packaging of the Fountain Syrups; or relating to personnel training, accounting methods, electronic data processing and marketing and distribution techniques.

     (b) The Bottler covenants and agrees that, so long as this agreement is in effect the Bottler shall install and maintain management information systems that are capable of interfacing and sharing required data with the management information systems of the Company in accordance with standards established by the Company.

34.  The Bottler agrees:

     (a) it will not disclose to any third party any nonpublic information whatsoever concerning the composition of the Concentrates or the Fountain Syrups, without the prior consent of the Company, and it will use any such information solely to perform its obligations hereunder;

     (b) It will at all times treat and maintain as confidential, all nonpublic information that it may receive at any time from the Company, including, but not limited to:

          (i) Information or instructions of a technical or other nature, relating to the mixing, sale, marketing and distribution of the product.

          (ii) Information about projects or plans worked out in the course of this Agreement; and

          (iii)Information   constituting   manufacturing  or  commercial  trade
               secrets.

     The Bottler, further agrees to disclose such information, as necessary to perform its obligations hereunder, only to employees of its enterprise: (i) who have a reasonable need to know such information; (ii) who have agreed to keep such information secret; and (iii) whom the Bottler has no reason to believe is untrustworthy; and

     (c) Upon the termination of this Agreement, Bottler will promptly surrender to the Company all original documents and all photocopies or other reproductions in its possession (including, but not limited to, any extracts or digests thereof) containing or relating to any nonpublic information described in this paragraph 34. Following such termination, and the surrender of such materials, the Bottler and its employees shall continue to hold any nonpublic information in confidence and refrain from any further use or disclosure thereof whatsoever, provided that such obligation shall expire as to any nonpublic information that does not constitute trade secrets ten (10) years following such termination.

35. The Bottler agrees that it will not enter into any contract or other arrangement to manage or participate in the management of any other Pepsi-Cola bottler without the prior consent of the Company.

36. The Bottler is an independent manufacturer and not the agent of the Company except with regard to its provision of certain services to National Account Customers.

37. The Bottler covenants and agrees that, so long as this Agreement is in effect the Bottler shall deliver to Company:

     (i) Quarterly Statements. As soon as such statements are made available to the public, or if such statements are not regularly made available to the public, an unaudited income and expense statement and balance sheet for the Bottler certified as correct by the chief financial officer of the Bottler; and

     (ii) Annual Audit Statement. As soon as such statements are made available to the public, statements of income and retained earnings of the Bottler for the just-ended fiscal year, and a balance sheet of the Bottler as of the end of such year, accompanied by an opinion from the independent public accountants of the Bottler; and

     (iii)Other information. With reasonable promptness such other financial information as the Company may reasonably request in such format as the Company may reasonably request.

38. The Bottler shall maintain its books, accounts and records in accordance with generally accepted accounting principles and shall permit any person designated in writing by the Company to visit and inspect any of its properties, corporate books and financial records (including, but not limited to, auditor's workpapers), and make copies thereof and take extracts therefrom, and to discuss the accounts and finances of the Bottler with the principal officers thereof, all at such times as the Company may reasonably request. The Company's rights of inspection under this paragraph 38 shall be exercised reasonably, and only for purposes of determining Bottler's compliance with its obligations under paragraph 16, so as not to interfere with the normal operation of the Bottler's business. The Company will treat and maintain as confidential for a period of one year all nonpublic financial information received from the Bottler.

39.  The parties agree:

     (a) All Existing Syrup Appointments and other waivers, authorizations, or similar documents related to such existing Syrup Appointments, to the extent they are inconsistent with this Agreement, are hereby superseded and restated in their entirety, and all rights, duties and obligations of the Company and the Bottler regarding the Trademarks and the manufacture, packaging, distribution and sale of the Fountain Syrups shall be determined under this Agreement, without regard to the terms of any prior agreement and without regard to any prior course of conduct between the parties;

     (b) As to all matters addressed herein, this Agreement sets forth the entire agreement between the Company and the Bottler, and all prior understandings, commitments or agreements relating to such matters between the parties or their predecessors-in-interest are of no force or effect; and

     (c) Any waiver or modification of this Agreement or any of its provisions, and any notices given or consents made under this Agreement shall not be binding upon the Bottler or the Company unless made in writing, signed by an officer of the Company or by a duly qualified and authorized representative of the Bottler, and personally delivered or sent by telegram, telex or certified mail to an officer of the Company (if from the Bottler) or a duly qualified and authorized representative of the Bottler (if from the Company) at the principal address of such party.

40. Failure of the Company to exercise promptly any option or right herein granted or to require strict performance of any such option or right shall not be deemed to be a waiver of such option or right, or of the right to demand subsequent performance of any and all obligations herein imposed upon the Bottler.

41. The Company may delegate any of its rights, performance or obligations under this Agreement to any subsidiaries or affiliates of the Company upon notice to the Bottler, but no such delegation shall relieve the Company of its obligations hereunder.

42. If any provision of this Agreement, or the application thereof to any party or circumstance shall ever be prohibited by or held invalid under applicable law, such provision shall be ineffective to the extent of such prohibition without invalidating the remainder of such provision or any other provision hereof, or the application of such provision to other parties or circumstances.

43. This Agreement shall be governed, construed and interpreted under the laws of the State of New York.

IN WITNESS WHEREOF, the parties have duly executed this Agreement in triplicate effective as of the day and year first above written.

         PEPSICO, INC.                               PEPSIAMERICAS, INC.


         By:_______________________                  By:________________________
         Title: ___________________                  Title: ____________________
         Date: ____________________                  Date: _____________________

                                   SCHEDULE A

                                BEVERAGES-COLAS



                        Pepsi
                        Diet Pepsi
                        Pepsi One
                        Caffeine Free Pepsi
                        Caffeine Free Diet Pepsi
                        Wild Cherry Pepsi
                        Diet Wild Cherry Pepsi

                                   SCHEDULE B

TRADEMARKS-COLAS

                        Pepsi
                        Pepsi-Cola
                        Diet Pepsi
                        Diet Pepsi-Cola
                        Pepsi One
                        Caffeine Free Pepsi
                        Caffeine Free Pepsi-Cola
                        Caffeine Free Diet Pepsi
                        Caffeine Free Diet Pepsi-Cola
                        Wild Cherry Pepsi
                        Diet Wild Cherry Pepsi

                                   SCHEDULE C

                                  TERRITORIES
                           Master Bottling Agreement


              STATE         CITY                FORMER BOTTLING ENTITIES
                AR      Camden                  Delta Beverage Group, Inc.
                AR      Jonesboro               Delta Beverage Group, Inc.
                AR      Little Rock             Delta Beverage Group, Inc.
                IA      Esterville              Pepsi-Cola Bottling Company of
                                                Esterville, Inc.
                LA      Monroe                  Delta Beverage Group, Inc.
                LA      New Orleans             Delta Beverage Group, Inc.
                LA      Shreveport              Delta Beverage Group, Inc.
                MN      Ortonville              Min-Dak Beverages, Inc.
                MN      Thief River Falls       Min-Dak Beverages, Inc.
                MS      Carthage                Delta Beverage Group, Inc.
                MS      Columbus                Delta Beverage Group, Inc.
                MS      Greenville              Delta Beverage Group, Inc.
                MS      Tupelo                  Delta Beverage Group, Inc.
                MS      Winona                  Delta Beverage Group, Inc.
                ND      Bismark                 Pepsi-Cola Bottling Company of
                                                Fargo, Inc.
                ND      Fargo                   Pepsi-Cola Bottling Company of
                                                Fargo, Inc.
                ND      Grand Forks             Pepsi-Cola Bottling Company of
                                                Grand Forks, Inc.
                SD      Aberdeen                Pepsi-Cola Bottling Company of
                                                Aberdeen, South Dakota
                SD      Sioux Falls             Pepsi-Cola Bottling Co. of Sioux
                                                Falls
                TN      Jackson                 Delta Beverage Group, Inc.
                TN      Memphis                 Delta Beverage Group, Inc.
                TX      Texarkana               Delta Beverage Group, Inc.

                                   SCHEDULE D

         List of Program Customers Referred to at Paragraph 1(c)(iv)(b)


Taco Bell                 AM-PM                      KFC                  Marriott
Arby's                    Dunkin Donuts              Circle K             Ponderosa/Bonanza
Canteen                   California Pizza Kitchen   Chevron              Shell
General Cinema            Roy Rogers                 Walmart/Sam's        Regal Cinemas
Jack In The Box           Steak & Ale/Bennigans      Sonic                Sizzler
Lees Famous Recipe        Quiktrip                   Coastal Mart         DAKA
Long John Silvers         Brueggers Bagels           Amoco                Aramark
Morrison's/Ruby Tuesday   National Amusements        Hardee's             Texaco
                          Dairy Mart                 Kenny Rogers         Galardi Group/Wienerschnitzel
Pizza Hut                 Mobil                      Subway               Southland
Shoney's/Captain D's      AVA                        Western Sizzlin      Casey's General Stores
Wendy's                   Church's/Popeye's          Dairy Queen          Sbarro's

                                  SCHEDULE E-1

                          BOTTLER DELIVERY REMITTANCE


The Company will pay a per-gallon fee (the "Bottler" Delivery Remittance" as hereinafter defined) to the Bottler as the Company's agent for manufacturing and delivering the Fountain Syrup to National Account Customers electing DSD in accordance with the provisions of paragraph 2(a) above. Such fees shall be established by the Company on an annual basis in accordance with the terms of this agreement. If the Bottler, as agent of the Company, collects payments from a National Account Customer for Fountain Syrup it has delivered to a National Account Customer, the amount due and payable by the Bottler to the Company with respect to such Fountain Syrup (the "Bottler Delivery Fee Charge") shall be equal to the difference between (i) the price per gallon of such Fountain Syrup for National Account Customers as established by the Company (the "National Account List Price") and (ii) the amount of the corresponding Bottler Delivery Remittance.

Subject to paragraph 28(b) of the Master Fountain Syrup Agreement, the Company and the Bottler agree, that for those National Account Customers included in the categories listed below, the Company will reduce the amount of the Bottler Delivery Remittance paid to the Bottler by a specified per gallon amount.

Business Unit (or successors) and that elect DSD. The Bottler Deliver Remittance applicable to such National Account Customers shall be reduced by $0.40 per gallon.

II. A reduced Bottler Delivery Remittance will apply to any National Account Customer described in Paragraph 1(c)(iv)(b) and (d) of this Agreement, if and when such National Account Customer enters into a new National Account agreement or extends or renews its current agreement with the Company. The Bottler Delivery Remittance applicable to such National Account Customers shall be reduced by $0.10 per gallon during the first 12 months following such new agreement, extension or renewal and such reduction shall increase by $0.10 per gallon in each 12 month period following the date the initial reduction became applicable to such National Account Customer, to a maximum of $0.40 per gallon.

If during the Initial Term or any Renewal Term there is an increase in the National Account List Price for any Fountain Syrup (a "National Account Price Increase") that exceeds any corresponding increase in the cost of concentrate for the manufacture of a gallon of such Fountain Syrup (a "Concentrate Cost Increase"), the amount of the Bottler Delivery Remittance shall be increased by at least an amount equal to the sum of the Concentrate Cost Increase plus 25% of the amount by which the National Account Price Increase exceeds the Concentrate Cost Increase.

By way of examples, the following chart sets forth adjustments to the Bottler Delivery Remittance and the Bottler Delivery Fee Charge under various scenarios (all amounts in cents per gallon):

  Increase                             Minimum Increase in        Maximum
National Account     Concentrate Cost   Bottler Delivery      Bottler Delivery
      Fee
 Price Increase           Increase         Remittance              Charge
----------------     ----------------  -------------------   -------------------

        0                    0                  0                     0
        5                    8                  5                     0
       10                   10                 10                     0
       20                    8                 11                     9


8 cents Concentrate Cost Increase plus 3 cents (i.e. 25% of the 12 cents excess of the 20 cents National Account Price Increase over the 8 cents Concentrate Cost Increase)

                                  SCHEDULE E-2

                             BRAND DEVELOPMENT FEE


The Company will pay a fee (hereafter called the "Brand Development Fee") to the Bottler for each gallon of Fountain Syrup sold by the Company to National Account Customers (other than National Account Customers serviced through DSD as set forth in Paragraph 2(a) above). The Brand Development Fee will be equal to eight percent (8%) of the Company's list price for Fountain Syrup.

For those National Account Customers included in the categories listed below, the Company will reduce the Brand Development Fee paid to the Bottler by a specified per gallon amount.

CATEGORIES:

I. New National Account Customers that are not under contract on the date hereof and are sold by the Company's Fountain Beverage Division or National Sales Business Unit (or successors) during the Initial Term or any Renewal Term. The Bottler will not receive any Brand Development Fee or National Account Customers in this category.

II.  Any National Account Customer described at Paragraph 1(c)(iv)(b), (c) and
(d) of this Agreement will be subject to a reduced Brand Development Fee if and when the National Account Customer enters into a new National Account agreement or extends or renews its current agreement with the Company, or in the case of those accounts listed on Exhibit E-2 hereto converts from DSD to commissary delivery. The Brand Development Fee applicable to such National Account Customers shall be reduced from 8% to 6% of the Company's list price in the first 12 months following such and shall decrease by an equal amount in each 12 month new agreement extension or renewal service following the date the initial reduction became applicable to such National Account Customer until such Brand Development Fee no longer applies.

                                  EXHIBIT E-2



                                Taco Bell
                                KFC
                                Pizza Hut

                                  SCHEDULE E-3

                      EQUIPMENT SERVICE STANDARDS AND FEES


Company has established a service program as set forth hereafter (the "Service Program") for the Initial Term and any Renewal Term, which applies to Program Customers. The Service Program contains the following elements:

(i) The Bottler (assuming it is in compliance with the Company's reasonable service standards) shall have a right of first refusal to provide service as the Company's service agent.

(ii) If the Bottler agrees to act as the Company's service agent the Bottler will provide service according to the existing Sudden Service standards attached hereto as Exhibit E-3(i).

(iii) If the Company adopts new or revised service standards, any such new standards must be reasonable. In the event any such new or revised service standards result in increases or decreases to the Bottler's costs, the Company's payments in Exhibit E-3(ii) (described in sub-paragraph (iv) below) will be increased or decreased accordingly.

(iv)  The Bottler, as the Company's service agent will be paid a

Customers regardless of whether the Program Customer is receiving delivery through a Commissary or through DSD.

                                                                  Exhibit E-3(i)


                   Sudden Service Standards--Bottler Coverage
                   ------------------------------------------

        o       24 hours - 7 day/week repair answering service

        o       7 a.m. to 11 p.m. dispatching - 7 days per week

        o       4 hour response time during regular dispatching hours

        o Reimbursement for service all willl be computed on the basis of a one hour minimum plus fifteen minute increment (or portion thereof) in excess of one hour. Drive time will not be included in the above computation except where special circumstances related to an outlet location apply.

        o One preventative maintenance check per outlet every 6 months (taking 20-30 minutes to complete).

                                                                 Exhibit E-3(ii)


                             Bottler Service Rates
                             ---------------------


Rate per Call           Geography
-------------           ---------

    $65                 Los Angeles, Miami, Chicago, Boston,
                        Baltimore/Washington D.C., Alaska, New York City

    $55                 HI, CA, WA, MD, IL, SC, AR, NV

    $50 CT, FL, GA, VA, MN, OR, NY, IN, NJ, WI, ME, NC, OH, AZ, DL, MA, LA, PA, RI, WV, MO, ND, AL, MS

    $45                 NE, MI, CO, IA, TX, TN, SD, KS, MT, OK, UT, KY,
                        NH, VT

    $40                 WY, ID, NM

                                  SCHEDULE E-4

                             NEW EQUIPMENT PROGRAM


The Company has established a new equipment program for the Initial Term and any Renewal Term which will be applicable only to the Program Customers. The equipment program contains the following elements:

        (i) The Company will provide equipment to National Account Customers that enter into agreements with the Company's Fountain Beverage Division or National Sales Business Unit (or successors thereto) after the date hereof.

        (ii) The Company will offer to purchase from the Bottler any equipment on loan from the Bottler to a National Account Customer that converts from DSD to commissary delivery. The purchase price will be the fair market value of such equipment. As used herein, fair market value will take into account costs, age, condition, and resale opportunities. The Bottler will grant the Company such reasonable access to the Bottler's books and records as is necessary to determine identity, age, and cost of equipment.

        (iii)  If the Company and the Bottler fail to agree on the

                                 [TEXT MISSING]

                                  SCHEDULE E-5

                                 PRODUCTION FEE


During the Initial Term and any Renewal Term the Company will pay a fee to the Bottler for production of all Fountain Syrup produced by the Bottler for delivery to a Commissary at brand specific per gallon rates reasonably established by the Company. The rates shall be calculated to include a margin that is 3.3% above product average variable costs, adjusted for concentrate increases and cumulative increases or decreases in the price of high fructose corn syrup which exceeds $0.05 per gallon of Fountain Syrup. Transportation will be reimbursed separately according to a regional delivery rate table to be reasonably established by the Company on an annual basis.

                                  SCHEDULE E-6

                               SERVICE INCENTIVE


The Company has established an equipment service incentive fund, to be paid to the Bottler in accordance with the following formula. Initially, this fund will be paid at the rate of $0.15 per gallon on all Fountain Syrup delivered by a Commissary to those National Account Customers in the Territories whose gallons do not qualify the Bottler to receive any Brand Development Fee provided that the Bottler meets the service criteria set forth in Schedule E-3, as amended from time to time. This Fund may be adjusted in subsequent years at the sole discretion of the Company.

                                   SCHEDULE F

                         COMPENSATION UPON TERMINATION



1. At least 90 days prior to the end of a period for which a notice of termination is deliverd by the Company to the Bottler, the Company and the Bottler shall decide on a mutually acceptable appraiser for determining the amount of the Exit Value (as defined below). If the parties cannot agree, each party shall choose a recognized, experienced independent appraiser, which appraisers shall in turn choose a third appraiser who shall be responsible for conducting the appraisal and determining the Exit Value (any such appraiser is referred to herein as the "Appraiser").

2. The parties shall provide the Appraiser with a letter setting forth the guidelines for the conduct of the appraisal proceedings. Such guidelines shall specify (a) that the Appraiser utilizes 5 years of Projected Cash Flow (as defined below), (b) that the Appraiser assume that such cash flows would be derived from the value of the Bottler's Fountain Business, with normal capital expenditures and investments in the Bottler's Fountain Business.

4.  Definitions:

        (a) "Projected Cash Flow" means the projected After-Tax Cash Flow of the Bottler's Fountain Business, based on (i) the actual After-Tax Cash Flow (as defined below) of the Bottler's Fountain Business for the four (4) 12-month periods ending six months prior to termination, and (ii) revenue, cost and gallon sales growth trends for each segment of the Bottler's Fountain Business.

        (b) "After-Tax Cash Flow" means net income, after taxes, plus reversal of any provisions for depreciation or amortization and plus or minus net interest expense or income, as the case may be, all determined in accordance with generally accepted accounting principles then in effect.

        (c) "Exit Value" shall mean five (5) years of discounted Projected Cash Flow (as defined below); plus, in either case, the net book value (determined in accordance with U.S. generally accepted accounting principles then in effect) of the tangible assets of the Bottler used in the conduct of Bottler's Fountain Business, less related liabilities assumed by the Company. The discount factor to be used in connection with any calculation of Exit Value shall be the

                                  EXHIBIT F-1


                        WEIGHTED AVERAGE COST OF CAPITAL
                                     (WACC)

PepsiCo's WACC is determined by taking the average of the long term expected return on debt and equity, weighted by their proportion in PepsiCo's capital structure:

        WACC    =       Rd x D% + Rd x E%

                Rd      =       Expected after-tax return on debt
                D%      =       Percentage of Net Debt to Total Capital
                Re      =       Expected return on Equity
                E%      =       Percentage of Equity to Total Capital

Rd is the after-tax yield on a 30-year PepsiCo bond.

Re is determined by using the Capital Asset Pricing Model.

        Re              =       Rf + Beta x (Rm-Rf)

                        Rf      =       30-year Treasury yield
                        Beta    =       PepsiCo's Beta, (value line)
                        Rf-Rm   =       Market risk premium, (Alcar)